UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 6, 2015

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously reported, on December 15, 2014, LNB Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Northwest Bancshares, Inc. (“Northwest Bancshares”), pursuant to which the Company is expected to merge with and into Northwest Bancshares, with Northwest Bancshares as the surviving entity (the “Merger”).  The Merger and the related transactions contemplated by the Merger Agreement remain subject to customary closing conditions, and are currently expected to close on August 14, 2015.

In connection with the Merger, activity in the LNB Bancorp, Inc. Common Stock Fund (the “Company Stock Fund”) under the Lorain National Bank Employees’ 401(k) Plan (the “401(k) Plan”) will be suspended and subject to a “blackout period” beginning at 5:00 p.m., Eastern time, on July 6, 2015 until sometime during the week of August 17, 2015. This blackout period is required in order to allow the 401(k) Plan’s recordkeeper to process consideration elections made by participants in the 401(k) Plan in connection with the Merger. During the blackout period, participants in the 401(k) Plan will be temporarily unable to make exchanges into or out of the Company Stock Fund, take distributions of amounts invested in the Company Stock Fund and take loans with respect to amounts invested in the Company Stock Fund.

In accordance with Section 306 of The Sarbanes-Oxley Act of 2002 and Rule 104 under Securities and Exchange Commission Regulation BTR, the Company sent a separate notice to its directors and executive officers informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period.

During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting (prior to the Merger) LNB Bancorp, Inc., Attention: Human Resources, 457 Broadway, Lorain, OH 44057 (telephone 440-244-6000), and (after the Merger) Northwest Bancshares, Inc., Attention: Corporate Secretary, 100 Liberty Street, Warren, PA 16365 (telephone: 814-726-2140).

The Company was unable to provide advance notice of the blackout period due to events that were unforeseeable to, or circumstances that were beyond the reasonable control of, the Company as determined in writing by the administrator of the 401(k) Plan. A copy of this written determination accompanied the blackout notice provided to the Company’s directors and executive officers.

A copy of the blackout notice sent to the Company’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.                           Description

99.1                                        Notice Regarding Blackout Period and Trading Restrictions, dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: July 6, 2015	By:	/s/ James H. Nicholson
James H. Nicholson
Chief Financial Officer

Exhibit Index
Exhibit No.                           Description

99.1                                        Notice Regarding Blackout Period and Trading Restrictions, dated July 6, 2015.